UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40563 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Executive Officer and Director

On July 2, 2026, Mike Schmidt notified Nixxy, Inc. (the "Company") of his decision to resign as Chief Executive Officer of the Company and as a member of the Company's Board of Directors (the "Board"), effective immediately. Mr. Schmidt's resignation did not result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

(c) Appointment of Chief Executive Officer

On July 2, 2026, the Board appointed David Kratochvil, age 60, who currently serves as a member of the Board, as the Company's Chief Executive Officer. Mr. Kratochvil will continue to serve as a member of the Board.

Mr. Kratochvil has been serving on the Board since January 2025. Mr. Kratochvil has over thirty years of Wall Street experience ranging from venture capital, private equity and emerging market equity investing to investment banking and structuring tax-advantaged deals. Since January 2017, Mr. Kratochvil has served as the managing partner of Vista Capital Advisors, where he consults on various projects and serves as an outsourced chief financial officer for early-stage companies. Since April 2024, he has also served as chief financial officer of Pertexa Health Tech Inc. From April 2023 until April 2024, Mr. Kratochvil served as chief financial officer of Northann Corp (NYSE: NCL). Since January 2020, he has also served as Managing Director of Kenmar Securities, LLC, an investment bank focusing on life science, technology and real estate transactions. From January 2019 until December 2021, Mr. Kratochvil served as Chief Executive Officer of Ikigai Biotech Group, Inc., a development-stage biotechnology company focused on using 3D bioprinting to address Type 1 diabetes and kidney disease.

From June 2017 until December 2019, he served at Oberon Securities as a Managing Director focusing on healthcare and life science transactions. From 2015 until 2017, he served as chief financial officer of VolitionRx Limited (NYSE American: VNRX), a multinational medical diagnostics company developing blood-based tests for the diagnosis of cancers. From 2008 until 2015, he served as a Managing Director in the corporate finance department at Euro Pacific Capital, Inc. From 1997 until 1999, he served as a portfolio manager at Omega Advisors, and from 1994 until 1997, he served as a director at Merrill Lynch Asset Management.

Mr. Kratochvil holds an M.B.A. in finance and international business from the University of Chicago Booth School of Business and a B.S. in Economics from the Wharton School of the University of Pennsylvania. He also holds FINRA Series 7, 14, 24, 63, 79, 86 and 87 registrations.

There are no family relationships between Mr. Kratochvil and any director or executive officer of the Company. Mr. Kratochvil was not appointed pursuant to any arrangement or understanding with any other person. There are no transactions between the Company and Mr. Kratochvil that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Kratochvil entered into an employment agreement dated July 9, 2026 (the "Employment Agreement"). The Employment Agreement provides for an annual base salary of $180,000 and eligibility, subject to Board approval, for an equity award of 100,000 stock units under the Company's 2024 Equity Incentive Plan, with 50,000 units vesting on the effective date and the remaining 50,000 units vesting in equal quarterly installments over the following twelve months, subject to continued service. The Employment Agreement has an initial twelve-month term unless earlier terminated. If Mr. Kratochvil is terminated without cause after the first ninety days, he will be entitled to one month of base salary and health insurance benefits, subject to a release of claims. In addition, upon a change of control, any unvested stock units will accelerate, and if he is terminated without cause or experiences a material role change in connection with the change of control, he will be entitled to four months of base salary, subject to the terms of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

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Item 8.01. Other Events.

As previously disclosed, on February 20, 2026, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the minimum bid price for the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days. The Company was provided a period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement.

On July 2, 2026, the Company received a letter from Nasdaq notifying the Company that Nasdaq had determined that the closing bid price of the Company’s common stock had been at $1.00 per share or greater for at least 10 consecutive business days from June 17, 2026 through July 1, 2026 and, accordingly, that the Company had regained compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq and that the matter is now closed. While the Company has regained compliance with the Minimum Bid Price Requirement, there can be no assurance that the Company will be able to maintain compliance with the Minimum Bid Price Requirement in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	CEO Employment Agreement, dated July 9, 2026, between Nixxy, Inc. and David Kratochvil.
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NIXXY, INC.

Dated: July 9, 2026	By:	/s/ David Kratochvil
	Name:	David Kratochvil
	Title:	Chief Executive Officer

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